SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 2, 2001

Sunrise Technologies International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10428	77-0148208

(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 West Warren Avenue, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (510) 623-9001

(Former name or address, if changed since last report)

Item 5.  Other Events.

     On August 2, 2001, the Company entered into a Manufacturing Agreement with C-MAC West Coast Operations, Inc. in which C-MAC has agreed to become the Company’s sole source manufacturing provider for the HYPERION™ LTK System. Under the terms of the agreement the Company will transfer all its manufacturing employees, including assembly and test personnel to C-MAC. In addition, C-MAC will purchase approximately $6,000,000 of inventory with payment to be made on fixed dates between August 2, 2001 and January 30, 2002. C-MAC will begin manufacturing operations for the HYPERION™ LTK System in August with first deliveries estimated to take place in the fourth quarter. The Company has agreed to a minimum purchase commitment of 24 units per quarter for eight consecutive quarters beginning in the fourth quarter of 2001. The agreement has a duration of three years.

Item 7.  Financial Statements and Exhibits.

           (a)  Not applicable.

           (b)  Not applicable.

           (c)  Exhibits.

EXHIBIT NO.	EXHIBIT DESCRIPTION

10.1	Manufacturing Agreement dated August 2, 2001 Between Sunrise Technologies International, Inc. and C-MAC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNRISE TECHNOLOGIES INTERNATIONAL, INC. (Registrant)

DATE:	August 13, 2001	By:	/s/ C. Russell Trenary, III

Name: C. Russell Trenary, III

Title: President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.	EXHIBIT DESCRIPTION

10.1	Manufacturing Agreement dated August 2, 2001 Between Sunrise Technologies International, Inc. and C-MAC